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                                                                    Exhibit 99.1

NCO portfolio(TM)

                                                                    NEWS RELEASE

For Immediate Release

                  NCO PORTFOLIO ANNOUNCES FIRST QUARTER RESULTS
                       WITH NET INCOME OF $0.11 PER SHARE

BALTIMORE, MD, May 6, 2003 - NCO Portfolio Management, Inc. ("NCPM")(Nasdaq:
NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that during the first quarter of 2003 it achieved net income of $0.11 per share, on a diluted basis.

Total collections on purchased accounts receivable for the first quarter of 2003 were $36.7 million, an increase of $9.4 million, or 34.4%, from $27.3 million in the first quarter a year ago. Revenue in the first quarter of 2003 increased $1.9 million, or 11.7%, to $18.2 million from $16.3 million the previous year. Income from operations was $4.5 million for the first quarter of 2003, a decrease of $1.5 million, or 25.0%, from $6.0 million a year ago. During the first quarter of 2003, net income was $1.4 million, or $0.11 per share, on a diluted basis, compared to net income of $2.7 million, or $0.20 per share, on a diluted basis, from the first quarter in the previous year.

Operating expenses were $13.7 million and $10.3 million in the first quarter of 2003 and 2002, respectively. Included in operating expenses for the first quarter of 2003 and 2002 was $11.9 million and $8.3 million of servicing fees, respectively, paid for collection activities, including contingency legal fees. It is important to note that servicing fees are paid as a percentage of collections and not as a function of revenue. Servicing fees as a percentage of collections for the first quarter of 2003 and 2002 were 32.3% and 30.4%, respectively. All of the servicing fees for the first quarter of 2003 and 2002 were paid to NCO Group, Inc. ("NCOG")(Nasdaq: NCOG). NCOG owns approximately 63.3% of our outstanding common stock.

While total overall collections for the quarter ended March 31, 2003, were seasonally higher than past quarters, there were several portfolios acquired over a year ago that incurred collection shortfalls that resulted in reductions in expected future collections. Some of these shortfalls were significant enough to create impairments as the current expected future collections fell below the current carrying values on these portfolios. These impairments are despite normal, ongoing adjustments to projected collections from the time of acquisition forward. The impairments recorded during the first quarter of 2003 and 2002 were approximately $310,000 and $797,000, respectively, which represented 0.2% and 0.6%, of the carrying value of total purchased accounts receivable as of March 31, 2003 and 2002, respectively. The combined carrying values of all impaired portfolios as of March 31, 2003 and 2002, totaled $6.7 million, or 4.6%, and $7.4 million, or 5.5%, respectively, of total purchased accounts receivable.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "NCPM had a successful quarter, with seasonally high collections and strong purchases. Yet given the current economic outlook, we still do not see these as clear signals of a stable debt-purchase marketplace. Given this uncertainty, we will remain focused on our strategy of strict adherence to our underwriting disciplines, ongoing refinement of our collection processes, and the exploration and development of newer markets."


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The Company also announced that it will host an investor conference call on
Wednesday, May 7, 2003 at 10:00 a.m., ET, to address the items discussed in this press release for the first quarter earnings in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (800) 374-2400 (domestic callers) or (706) 679-8517 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 184671.

For further information:

At NCO Portfolio Management, Inc.                      At FRB/Weber Shandwick
Michael J. Barrist,                                    Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                                       Nicole Engel (Analyst)  - (212) 445-8452
(215) 441-3000
Richard J. Palmer,
SVP, Finance and CFO
(443) 263-3181
email: rick.palmer@ncogroup.com

                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to NCO Portfolio's or management's outlook as to financial results in 2003 and beyond; statements as to the effects of the economy on NCO Portfolio's business; statements as to NCO Portfolio's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future accounts receivable purchases, risks related to the company's debt, risks related to the recoverability of the purchased accounts receivable, risks related to the use of estimates, risks related to competition, risks related to the availability to purchase accounts receivable at favorable prices in the open market, risks related to regulatory oversight, risks related to the retention of its senior management team, risks related to securitization transactions, risks related to the fluctuation in quarterly results, risks related to NCOG's ownership control of the company, risks related to the dependency on NCOG for its collections, risks related to the dependency on NCOG's telecommunications and computer systems, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 13, 2003, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1804 Washington Blvd., Department 200, Baltimore, MD 21230.

                        --------------------------------


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                  NCO Portfolio Management, Inc.
                Unaudited Selected Financial Data
             (in thousands, except per share amounts)

 Statements of Income:
                                                                              For the Three Months
                                                                                 Ended March 31,
                                                                          2002                      2003
                                                                       ---------                 ---------
Revenue                                                                $  16,270                 $  18,232

Operating costs and expenses:
   Payroll and related expenses                                              554                       480
   Servicing fee expenses                                                  8,300                    11,873
   Selling, general and administrative expenses                              566                       938
   Amortization expense                                                       75                       108
   Impairment of purchased accounts receivable                               797                       310
                                                                       ---------                 ---------
                                                                          10,292                    13,709
                                                                       ---------                 ---------
                                                                           5,978                     4,523
Other income (expense):
   Interest and investment income                                            131                       494
   Interest expense                                                       (1,867)                   (2,653)
                                                                       ---------                 ---------
                                                                          (1,736)                   (2,159)
                                                                       ---------                 ---------
Income before income tax expense                                           4,242                     2,364

Income tax expense                                                         1,591                       860
                                                                       ---------                 ---------
Income from operations before minority interest                            2,651                     1,504

Minority interest                                                           --                         (70)
                                                                       ---------                 ---------
Net income                                                             $   2,651                 $   1,434
                                                                       =========                 =========

Net income per share:
     Basic and diluted                                                 $    0.20                 $    0.11
                                                                       =========                 =========

Weighted average shares outstanding:
     Basic and diluted                                                    13,576                    13,576

Selected Balance Sheet Information:
                                                                   As of December 31,         As of March 31,
                                                                         2002                      2003
                                                                   ------------------         ---------------
Cash and cash equivalents                                              $   6,388                 $  11,317
Purchased accounts receivable                                            148,968                   147,697
Total assets                                                             167,797                   171,875

Secured notes payable                                                     55,264                    55,900
Note payable - affiliate                                                  36,880                    36,250
Shareholders' equity                                                      66,637                    68,006

Other Selected Financial Information:
                                                                             For the Three Months
                                                                                 Ended March 31,
                                                                          2002                     2003
                                                                       ---------                ---------

Collections                                                            $  27,329                $  36,725
                                                                       =========                =========

Revenue from purchased accounts receivable                             $  16,270                $  18,034
                                                                       =========                =========
Revenue as a percentage of collections                                        60%                      49%

Amortization of purchased accounts receivable                          $  11,059                $  18,691
                                                                       =========                =========
Amortization as a percentage of collections                                   40%                      51%

Servicing fee expenses                                                 $   8,300                $  11,873
                                                                       =========                =========
Servicing fee expenses as a percentage of collections                         30%                      32%


Certain amounts for the quarter ended March 31, 2002, have been reclassified to conform with 2003 presentation for comparative purposes.

Included in collections for the quarter ended March 31, 2003, are $1.5 million in proceeds from resales of accounts.